Exhibit 10.1

AMENDED AND RESTATED

SUBSCRIPTION AGREEMENT

THIS AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of December 6, 2024 (the “Effective Date”), is made by and between Polar Multi-Strategy Master Fund (the “Investor”), Athena Technology Sponsor II, LLC, a Delaware limited liability company (“Sponsor”), and Athena Technology Acquisition Corp II., a Delaware Corporation (“SPAC”) and amends and restates the subscription agreement dated July 5, 2023 by and between Investor and Sponsor (“the Original Agreement”). Investor, Sponsor, and SPAC are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on December 14, 2021, with 18 months to complete an initial business combination (the “De-SPAC”);

WHEREAS, SPAC held a special meeting during which SPAC’s shareholders approved a proposal to extend the date by which the SPAC must consummate the De-SPAC from June 14, 2023 to March 14, 2024 (the “First Extension”);

WHEREAS, SPAC held a special meeting during which SPAC’s shareholders approved a proposal to extend the date by which the SPAC must consummate the De-SPAC from March 14, 2024 to December 14, 2024 (the “Second Extension”);

WHEREAS, as of the date of this Agreement, SPAC has not completed the De-SPAC;

WHEREAS, the Investor made an initial capital contribution to the Sponsor of $300,000 (“Initial Contribution”) and as consideration the Sponsor agreed to transfer 300,000 shares of Class A Common Stock of SPAC (the “Class A Common Stock”) held by the Sponsor to the Investor (“Initial Contribution Shares”) at the close of a De-SPAC pursuant to the terms of the Original Agreement;

WHEREAS, Sponsor is seeking to raise an additional $200,000 to fund working capital expenses and the Investor has agreed to fund, pursuant to the terms herein, a second capital contribution of $200,000 to the Sponsor (the “Second Contribution”, and together with the Initial Contribution, the “Investor’s Capital Contribution”) which will in turn be loaned by the Sponsor to the SPAC to fund the Extension and cover working capital expenses (“SPAC Loan”);

WHEREAS, SPAC and/or Sponsor shall return an amount equal to the Investor’s Capital Contribution to Investor, as a return of capital, at the closing of the De-SPAC transaction (the “De-SPAC Closing”), in accordance with Section 2.5 below; and

WHEREAS, the Parties hereto now wish to amend and restate the Original Agreement in the form of this Agreement to (i) include the Second Contribution and conditions to the making of thereof and (ii) certain other amendments to the Original Agreement as detailed below.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

AMENDMENT AND RESTATEMENT

1.1 On and from the date hereof, the terms and provisions of the Original Agreement shall be and are hereby amended, superseded, and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to, and shall not constitute a novation, payment or termination of the obligations under the Original Agreement. Without double counting, the Initial Contribution made and obligations of the Sponsor and SPAC relating to the Initial Contribution, including but not limited to the obligation to make the payment of the return of capital relating to the Initial Contribution and the transfer the Initial Contribution Shares to the Investor at the closing of a De-SPAC transaction, shall continue and be in full force and effect as amended by the provisions hereof.

ARTICLE II

SUBSCRIPTION AND DE-SPAC PAYMENT

2.1 Closing. The Second Contribution shall be paid by the Investor to the Sponsor in cash, on or prior to December 5, 2024, or on such date as the Parties may agree in writing (such date, the “Closing). An amount equal to the Initial Contribution was paid by the Investor to the Sponsor prior to the date hereof.

2.2 Subscription. In consideration of the Initial Contribution funded by the Investor and received by SPAC, Sponsor will transfer and/or SPAC will issue on Sponsor’s behalf 300,000 shares of Class A Common Stock (the “Initial Shares”) owned by the Sponsor to the Investor immediately prior to the De-SPAC Closing. In consideration of the Second Contribution funded by the Investor and received by SPAC, Sponsor will transfer and/or SPAC will issue on Sponsor’s behalf 200,000 shares of Class A Common Stock (the “Second Shares”) to the Investor immediately prior to the De-SPAC Closing. The Initial Shares and the Second Shares are hereinafter referred to as the “Subscription Shares” and together with the Default Shares as defined below, the “Investor Shares”). Within five business days of SPAC publicly disclosing an agreement for a De-SPAC where the surviving entity is not the SPAC, the SPAC and Sponsor will cause the surviving entity to enter into a joinder to this Agreement that is reasonably agreeable to the Investor acknowledging the terms and conditions hereof and agreeing to honor the obligations of the SPAC and Sponsor herein.

2.3 Restrictions. The Investor Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies (other than restrictions on transfer arising under applicable securities laws). For greater certainty, the Investor Shares shall be issued or transferred (as applicable) free and clear of any liens, encumbrances or any interests of any third party and no Sponsor Default Shares, if any become payable, shall be subject to the transfer or lock-up provision as set forth in Section 7 of that certain Letter Agreement dated as of December 9, 2021, between SPAC and Sponsor. Notwithstanding anything contained in (i) the Letter Agreement; or (ii) any agreement to which either Sponsor, SPAC (or the surviving entity following the De-SPAC Closing) or the Investor Shares is or are subject, the Investor shall not be required to forfeit or transfer the Investor Shares. Each of the SPAC and Sponsor acknowledges and agrees that no earn-outs, forfeitures, transfers, restrictions, amendments or arrangements shall apply to the Investor Shares being transferred or issued to the Investor hereunder, except for restrictions imposed by federal and state securities laws or otherwise consented to by the Investor.

2.4 Registration. Sponsor hereby assigns to the Investor, concurrently with the transfer of its portion of the Default Shares, if any, which it is required to transfer (such Default Shares being the “Sponsor Default Shares”), Sponsor’s registration rights pursuant to that certain Registration Rights Agreement, dated as of December 9, 2021, among SPAC, Sponsor and the other parties thereto (the “Registration Rights Agreement”), and confirms that Investor shall be deemed a “Holder” under the Registration Rights Agreement with respect to the Sponsor Default Shares being transferred to the Investor hereunder; provided it is acknowledged that investment funds managed or advised by the same manager as Investor shall be permitted transferees under the Registration Rights Agreement. Sponsor and SPAC each agrees that this Agreement shall constitute any required notice and joinder under the Registration Rights Agreement. Investor (or its permitted transferees) agrees to be bound by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Sponsor Default Shares (upon acquisition thereof) as “Registrable Securities” thereunder. The Sponsor and SPAC shall each ensure that the Investor Shares (i) to the extent feasible and in compliance with all applicable laws and regulations are registered as part of any registration statement issuing shares before or in connection with the De- SPAC Closing, or (ii) if no such registration statement is filed in connection with the De-SPAC Closing, are promptly registered pursuant to the first registration statement filed by the SPAC or the surviving entity following the De-SPAC Closing, which shall be filed no later than 30 days after the De-SPAC Closing and declared effective no later than 90 days after the De-SPAC Closing (the “Registration Requirement”). The Sponsor shall not sell, transfer, or otherwise dispose of any SPAC securities owned by the Sponsor until the RoC has been repaid to the Investor, the Investor Shares owed have been transferred or issued (as applicable) to the Investor and the Registration Requirement has been complied with.

2.5 Terms of SPAC Loan; De-SPAC Payment. The SPAC Loan shall not accrue interest. The SPAC shall pay an amount equal to the Investor’s Capital Contribution to the Investor as a return of capital (the “RoC”) within five (5) business days of the De-SPAC Closing, and on receipt of such amount by the Investor such payment shall extinguish the SPACs obligation to repay the SPAC Loan to the Sponsor. The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the full amount of the RoC has been returned and paid to the Investor and the Investor has received the Investor Shares and the Default Shares. The SPAC and Sponsor shall be jointly and severally obligated for the RoC payment. The Investor may elect at the De-SPAC Closing to receive such RoC in cash or shares of Class A Common Stock at a rate of 1 share of Class A Common Stock for each $10.00 of Investor’s Capital Contribution then outstanding. If the SPAC liquidates without consummating a De-SPAC, any amounts remaining in the Sponsor or SPAC’s cash accounts after paying any outstanding third-party invoices (excluding any due to the Sponsor), not including the SPAC’s trust account, will be paid to the Investor within five (5) days of the liquidation.

2.6 Default. In the event that Sponsor or SPAC defaults in its obligations under Sections 2.2, 2.3, 2.4 or 2.5 of this Agreement and in the event that such default continues for a period of five (5) business days following written notice to the Sponsor (the “Default Date”), Sponsor and SPAC (or the surviving entity following the De-SPAC Closing) shall each immediately transfer (or issue, as applicable) to Investor 0.075 shares (an aggregate of 0.15 shares) of Class A common stock for each dollar of Investor’s Capital Contribution that the Investor has funded (the “Default Shares”) on the Default Date and shall each transfer (or issue, as applicable) an additional 0.075 Default Shares (an aggregate of 0.15 Default Shares) for each dollar of Investor’s Capital Contribution that the Investor has funded each month thereafter, until the default is cured; provided however, that in no event will Sponsor and SPAC (or the surviving entity following the De-SPAC Closing) transfer (or issue, as applicable) any Default Shares to Investor that would result in Investor (together with any other persons whose beneficial ownership of SPAC’s common stock would be aggregated with Investor’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Securities and Exchange Commission, including any “group” of which Investor is a member) beneficially owning more than 19.9% of the outstanding shares of SPAC’s common stock (“Ownership Limit”); provided further than any Default Shares that were not transferred or issued (as the case may be) to Investor because the transfer or issuance of such shares would have exceeded the Ownership Limit shall be promptly transferred or issued to Investor upon written request from Investor to extent that, at the time of such request, such transfer or issuance would no longer exceed the Ownership Limit. Notwithstanding the foregoing, in no event shall the maximum aggregate amount of shares forfeited by Sponsor and or issued by SPAC (or the surviving entity following the De-SPAC Closing) to Investor exceed 1,500,000 Default Shares. Any such Default Shares received pursuant to this Section 2.6 shall be subject to the Registration Requirement if a registration statement covering such shares is not effective at the time the Default Shares are transferred to Investor, and if a registration statement has been declared effective, such Default Shares shall be promptly registered, and in any event will be registered within 90 days. In the event that Investor notifies Sponsor and SPAC of any default pursuant to this Section 2.6, Sponsor shall not sell, transfer, or otherwise dispose of any common stock of the SPAC held by the Sponsor, other than in accordance with this Section 2.6, until such default is cured.

2.7 Wiring Instructions. At the Closing, Investor shall advance the Second Contribution proceeds to Sponsor by wire transfer of immediately available funds pursuant to the wiring instructions separately provided.

2.8 Reimbursement. On the De-SPAC Closing, the Sponsor will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with this agreement not to exceed $5,000.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement and as of the Closing that:

3.1 Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2 Acknowledgement. Each Party acknowledges and agrees that the Investor Shares have not been registered under the Securities Act or under any state securities laws and the Investor represents that, as applicable, it (a) is acquiring the Investor Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Investor Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the investment and related economic terms hereunder and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the transfer, and (d) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

3.3 Trust Waiver. Investor acknowledges that the SPAC is a blank check company with the powers and privileges to effect a business combination and that a trust account has been established by the SPAC in connection with its initial public offering (“Trust Account”). Investor waives any and all right, title and interest, or any claim of any kind it now has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of this Agreement; provided, however, that nothing in this Section 3.3 shall (a) serve to limit or prohibit Investor’s right to pursue a claim against the SPAC for legal relief against assets outside the Trust Account, for specific performance or other relief, (b) serve to limit or prohibit any claims that Investor may have in the future against the SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), or (c) be deemed to limit Investor’s right, title, interest or claim to the Trust Account by virtue of Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

3.4 Ownership. Sponsor hereby represents, acknowledges and warrants that it is the beneficial owner of the Sponsor Default Shares and will transfer them to the Investor as provided hereunder free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws.

3.5 Valid Issuance. When issued, the Investor Shares shall be validly issued, fully paid and non-assessable, free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws.

3.6 Restricted Securities. Investor hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

●	Investor realizes that, unless subject to an effective registration statement, the Investor Shares cannot readily be sold as they will be restricted securities and therefore the Investor Shares must not be accepted unless Investor has liquid assets sufficient to assure that Investor can provide for current needs and possible personal contingencies;

●	Investor understands that, because SPAC, upon De-SPAC, will be a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Investor holds the Investor Shares, sales of the Investor Shares may only be made under Rule 144 upon the satisfaction of certain conditions, including that SPAC is no longer a ‘shell company’ and that SPAC has not been a ‘shell company’ for at least the last 12 months—i.e., that no sales of Investor Shares can be made pursuant to Rule 144 until at least 12 months after the De-SPAC; and SPAC has filed with the United States Securities and Exchange Commission (the “SEC”), during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended;

●	Investor confirms and represents that it is able (i) to bear the economic risk of the Investor Shares, (ii) to hold the Investor Shares for an indefinite period of time, and (iii) to afford a complete loss of the Investor Shares; and

●	Investor understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Investor Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, EXISTS.”

Each of the Sponsor and SPAC (or the surviving entity following the De-SPAC Closing) shall take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Investor Shares immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Investor Shares or (b) any other applicable exception to the restrictions described in the legend occurs.

ARTICLE IV.

MISCELLANEOUS

4.1 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

4.2 Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

4.3 No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4.4 Term of Obligations. The term of this Agreement shall expire (6) months after the De- SPAC Closing. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the registration obligations set forth in Section 2.4, the default provision set forth in Section 2.6 and the indemnity obligations set forth in Section

4.13.

4.5 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other Proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

4.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND

CERTIFICATIONS IN THIS SECTION.

4.7 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

4.8 Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

4.9 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Investor:

POLAR MULTI-STRATEGY MASTER FUND

c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue Camana Bay

PO Box 1348

Grand Cayman KY1-1108
Cayman Islands

With a mandatory copy to:

Polar Asset Management Partners Inc.
16 York Street, Suite 2900

Toronto, ON M5J 0E6

Attention: Legal Department, Ravi Bhat / Jillian Bruce /
Guy Barsheshet E-mail: legal@polaramp.com /
rbhat@polaramp.com / jbruce@polaramp.com /

gbarsheshet@polaramp.com

If to SPAC or Sponsor:

Athena Technology Sponsor II, LLC

442 5th Avenue

New York, NY 10018

Attention : Isabelle Freidheim
Email : if@athenasponsor.com

ATHENA TECHNOLOGY ACQUISITION CORP II

442 5th Avenue

New York, NY 10018

Attention : Isabelle Freidheim
Email : if@athenasponsor.com

4.10 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

4.11 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

4.12 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the nonbreaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

4.13 Indemnification. Sponsor agrees to indemnify and hold harmless Investor, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the Sponsor of its obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding against the Sponsor or the Investor; provided that Sponsor will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Investor’s material breach of this Agreement or from Investor’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), Sponsor will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Sponsor. The provisions of this paragraph shall survive the termination of this Agreement.

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The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPONSOR:

ATHENA TECHNOLOGY SPONSOR II, LLC

By	/s/ Isabelle Freidheim
Name:	Isabelle Freidheim
Title:	Managing Member

SPAC:

ATHENA TECHNOLOGY ACQUISITION CORP II

By	/s/ Isabelle Freidheim
Name:	Isabelle Freidheim
Title:	CEO

INVESTOR:

POLAR MULTI-STRATEGY MASTER FUND
By its investment advisor
Polar Asset Management Partners Inc.

By:	/s/ Michelle Li / /s/ Kirstie Moore
Name:	Michelle Li / Kirstie Moore
Title:	Deputy CFO / Legal Counsel

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